Exhibit 23.2

Samson Bélair/Deloitte &
Touche s.e.n.c.rl.
925, Grande Allée Ouest
Suite 400
Québec QC G1S 4Z4
Canada

Tel: (418) 624-3333
Fax: (418) 624-0414
www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 11, 2005 relating to the financial statements of Finproject N.A. Inc. appearing in the Prospectus, which is part of the Registration Statement on Form S-1 (No. 333-127526).

/s/ Samson, Bélair Deloitte & Touche s.e.n.c.rl.

Independent Registered Chartered Accountants

Québec, Canada

March 6, 2006